UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

On August 1, 2025, Eduardo Serrano, the Company’s current Senior Vice President and Legal Counsel, will assume the role of General Counsel of Unicoin Inc. Mr. Serrano has served as Senior Vice President and Legal Counsel since June 1st of this year. In his new capacity, Mr. Serrano will continue to lead the Company’s legal affairs and regulatory strategy.

Item 8.01	Other Events; Failure to Meet Closing Deadline

As previously disclosed, Unicoin Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) on June 19, 2025, with Diamond Lake Minerals Inc. (“DLMI”) and certain shareholders of DLMI. The Agreement contemplated the acquisition by the Company of certain outstanding shares of DLMI in exchange for shares of the Company’s common stock. The transaction was initially scheduled to close on or before July 9, 2025.

On July 9, 2025, DLMI and its shareholders executed a First Amendment to extend the closing deadline to July 16, 2025. However, due to the pending resolution of certain open items related to deliverables, negotiations continued. In furtherance of those discussions, the Company prepared and circulated a Second Amendment on July 21, 2025, which would have extended the closing deadline to August 8, 2025.

On July 29, the Company delivered formal notice to DLMI and its shareholders alleging breach and requesting execution of the Second Amendment to extend the closing deadline. In response, DLMI issued its own written allegation of breach and refused to extend closing unless Unicoin agreed to certain pre-closing conditions not enumerated in the written Agreement.

The Company believes that DLMI and its shareholders failed to perform material obligations under the Agreement, including timely closing. As a result, the deadline for closing has passed. The Company expressly reserves all rights and remedies under the Agreement and applicable law, including claims for breach of contract and specific performance, in the event it elects to affirm the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	Senior Vice President and Legal Counsel

Dated: August 1, 2025

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